Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 2026, relating to the consolidated financial statements of Kopin Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Boston, Massachusetts

May 28, 2026